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Exhibit 10.10

WATTLES ACQUISITION CORP.

February 26, 2008

Wattles Capital Management, LLC
321 West 84th Street
Suite A
Thornton CO 80260

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date "Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Wattles Acquisition Corp. ("WAC") and continuing until the earlier of the consummation by WAC of a "Business Combination" or WAC's liquidation (as described in WAC's IPO prospectus; such date the "Termination Date"), Wattles Capital Management, LLC shall make available to WAC office space and certain office and secretarial services as may be required by WAC from time to time, situated at 321 West 84th Street, Suite A, Thornton CO 80260. In exchange therefore, WAC shall pay Wattles Capital Management, LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,
WATTLES ACQUSITION CORP.
By:	/s/ ALEXANDER M. BOND
Name: Alexander M. Bond Title: Treasurer

AGREED TO AND ACCEPTED BY:
WATTLES CAPITAL MANAGEMENT, LLC
By:	/s/ MARK J. WATTLES Name: Mark J. Wattles Authorized Signatory

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  Exhibit 10.10